Exhibit 23.1

McGLADREY & PULLEN, LLP

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in Cone Mills Corporation’s Registration Statements on Form S-8 (Nos. 33-31977; 33-31979; 33-51951; 33-51953; 33-53705, 33-67800, 33-37054, and 333-60954) of our reports; dated February 14, 2003, with respect to the consolidated financial statements and schedule included in the Annual Report on Form 10-K of Cone Mills Corporation for the fiscal year ended December 29, 2002.

/s/    McGladrey & Pullen LLP

Greensboro, North Carolina

March 24, 2003